UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K12g3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2013

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-188058	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Washington Street, #210 Conshohocken, PA	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 1, 2013, BioTelemetry, Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K reporting the Reorganization described in this Report (the “Prior Filing”).  This Current Report on Form 8-K12g3 is being filed by BioTelemetry, Inc. for the purpose of effecting a technical correction to the EDGAR submission header used in the Prior Filing in order to reflect that BioTelemetry, Inc. is a successor issuer to CardioNet, Inc. pursuant to Rule 12g-3 and to obtain a Commission File Number for use in subsequent filings to be made by BioTelemetry, Inc. under the Securities Exchange Act of 1934, as amended.

Introduction

On July 31, 2013, CardioNet, Inc., a Delaware corporation (“CardioNet”) reorganized into a holding company structure pursuant to that certain Agreement and Plan of Reorganization, dated as of April 22, 2013 (the “Reorganization Agreement”), that had previous been entered into by and among CardioNet, BioTelemetry Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and BioTelemetry, Inc., a Delaware corporation (“BioTelemetry”).  Pursuant to the Reorganization Agreement, Merger Sub, which was a wholly owned subsidiary of BioTelemetry, merged with and into CardioNet, with CardioNet as the surviving corporation (collectively, with the other transactions contemplated by the Reorganization Agreement, the “Reorganization”).  The Reorganization resulted in CardioNet becoming a wholly owned subsidiary of BioTelemetry, and each share of common stock of CardioNet that was issued and outstanding at the effective time of the merger was automatically converted into one duly issued, fully paid and non-assessable share of common stock of BioTelemetry.  BioTelemetry thereby replaced CardioNet as the publicly held company.

The issuance of the BioTelemetry common stock pursuant to the Reorganization was registered under the Securities Act of 1933, as amended, pursuant to BioTelemetry’s Registration Statement on Form S-4 (File No. 333-188058), as amended (the “Registration Statement”), declared effective by the Securities and Exchange Commission on June 7, 2013.  The proxy statement/prospectus, which forms a part of the Registration Statement (the “Proxy Statement/Prospectus”), contains additional information about the Reorganization.

The foregoing description of the Reorganization is not complete and is qualified in its entirety by reference to the Reorganization Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of July 31, 2013, each of the executive officers and directors of CardioNet immediately prior to the Reorganization had been appointed to the same position(s) with BioTelemetry.  Each of the directors of BioTelemetry was appointed to serve on the same committees of the Board as such director had served on for the CardioNet Board of Directors immediately prior to the Reorganization.  In addition, upon the completion of the Reorganization, the directors and executive officers of Merger Sub immediately prior to the completion of the Reorganization became the directors and executive officers of CardioNet, and will hold such positions until their respective successors are duly elected or appointed and qualified.

As a result of the Reorganization, the CardioNet 2003 Equity Incentive Plan, 2008 Equity Incentive Plan, 2008 Employee Stock Purchase Plan and the 2008 Non-Employee Directors’ Stock Option Plan (collectively, the “Company Plans”) maintained by CardioNet were assumed by BioTelemetry.  All unexercised and unexpired options to purchase CardioNet Common Stock, restricted stock units then outstanding for shares of CardioNet Common Stock and other rights to acquire CardioNet Common Stock under the Company Plans became options to purchase, restricted stock units or other rights to acquire the same number of shares of BioTelemetry Common Stock, subject to the same terms and conditions, including the per share exercise price.  In addition, as a result of the Reorganization, BioTelemetry assumed the obligations of CardioNet under various compensatory arrangements with the named executive officers and other executive officers

Item 8.01                   Other Events.

As more fully described above under “Introduction,” on July 31, 2013, CardioNet and BioTelemetry completed the previously announced Reorganization pursuant to the Reorganization Agreement.

As of July 31, 2013, the common stock of BioTelemetry is deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder.  For purposes of Rule 12g-3(a), BioTelemetry is the successor issuer to CardioNet.

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Reorganization, dated as of April 22, 2013, by and among CardioNet, Inc., BioTelemetry Merger Sub, Inc. and BioTelemetry, Inc. (Incorporated by reference to Annex I to the proxy statement/prospectus included in BioTelemetry Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 22, 2013 (File No. 333-188058))

3.1

Certificate of Incorporation of BioTelemetry, Inc. (Incorporated by reference to Annex II to the proxy statement/prospectus included in BioTelemetry Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 22, 2013 (File No. 333-188058))

3.2

Bylaws of BioTelemetry, Inc. (Incorporated by reference to Annex III to the proxy statement/prospectus included in BioTelemetry Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 22, 2013 (File No. 333-188058))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

	By:	/s/ Peter Ferola
Peter Ferola
Senior Vice President and General Counsel
Date: September 6, 2013